Exhibit 99.4

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Standard Bancshares, Inc., c/o Patrick J. Hunt, 7800 West 95th Street, Hickory Hills, IL 60457. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED STANDARD BANCSHARES, INC. The Board of Directors recommends you vote FOR proposals 1, 2, 3 and 4. For Against Abstain 1. For Voting Common Stock only: Proposal to adopt the Agreement and Plan of Merger, dated as of June 28, 2016, by and among First Midwest Bancorp, Inc. (“First Midwest”), a Delaware corporation, Standard Bancshares, Inc. (the “Company”), an Illinois corporation, and Benjamin Acquisition Corporation, an Illinois corporation and a direct wholly owned subsidiary of First Midwest, as it may be amended from time to time. 2. For Non-Voting Common Stock only: Proposal to convert all Standard non-voting common stock into First Midwest common stock in connection with the merger agreement. 3. For both Voting and Non-Voting Common Stock: Proposal to adjourn the special meeting one or more times, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting(s) to approve the proposal to adopt the merger agreement. 4. For both Voting and Non-Voting Common Stock: Proposal to transact any other business that may properly come before the special meeting, or any adjournment or postponement of the special meeting, by or at the direction of the board of directors of the Company. NOTE: In their discretion, the proxies named on the front of this proxy card are authorized to vote upon such other matters as may properly come before the Special Meeting of Stockholders and at any adjournment or postponement thereof. Please sign this proxy card exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

 Proxy Solicited on Behalf of the Board of Directors Special Meeting of Stockholders to be Held [•], 2016, [•] AM//PM Central Time At Standard Bancshares, Inc., 7800 West 95th Street, Hickory Hills, IL 60457 The undersigned stockholder(s) hereby appoints Lawrence P. Kelley and Patrick J. Hunt, and each of them as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all shares of Common Stock of Standard Bancshares, Inc. held of record by the undersigned on [•], 2016, at the Special Meeting of Stockholders to be held on [•], 2016 and at any adjournment or postponement thereof. The undersigned hereby further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such Special Meeting and at any adjournment or postponement thereof. Receipt of the Notice of the Special Meeting of Stockholders and the Proxy Statement in connection with such meeting is hereby acknowledged. This proxy, when properly executed, will be voted in the manner directed by you. If you sign and return this proxy but do not give any direction, it will be voted in accordance with the recommendations of the Board of Directors for each Proposal, and in the discretion of the proxies upon such other matters as may properly come before the Special Meeting. If the shares represented by this proxy are issued to or held for the account of the undersigned under one of the Company's employee benefit plans, then the undersigned hereby directs the trustee to vote such shares as designated on the reverse side. Continued and to be signed on the reverse side